Calculation of Filing Fee Tables
S-3
FIRSTENERGY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, par value $0.10 per share	457(o)
		Equity	Preferred Stock, par value $100 per share	457(o)
		Equity	Depositary Shares	457(o)
		Equity	Warrants	457(o)
		Other	Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,000,000,000.00	0.0001381	$ 414,300.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,000,000,000.00		$ 414,300.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 414,300.00
Offering Note
[1]	(1) There are being registered under this Registration Statement such indeterminate number of debt securities, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units of FirstEnergy Corp. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time at indeterminate prices and, which, collectively, shall have an initial maximum aggregate offering price not to exceed $3,000,000,000 (or its equivalent in any other currency used to denominate the securities). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of debt securities, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act. The maximum aggregate offering price of all securities reflected in the table above has been estimated solely for purposes of calculating a registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of the securities issued under the Registration Statement exceed the amount registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date